STMicroelectronics NV

INSIDER TRADING POLICY

ST Restricted ACTIVE: 27-Feb-2025
INDEX                                                        Pages

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1.PURPOSE/ SCOPE

STMicroelectronics NV ("ST") conducts its business with the highest level of integrity and in accordance with the highest ethical standards and opposes the misuse of inside information in the trading of securities. It is the intent of this Policy to implement procedures to prevent trading based on the use of Non-Public Material Information (see Section 4.1) and to prevent even the appearance of improper insider trading.

In the course of their duties, certain ST Personnel (see Section 2) are exposed to important information which is not yet publicly disclosed and which may qualify as Non-Public Material Information (see Section 4.1) under applicable laws and regulations ("Insider Trading Laws"). Such information may concern ST, but also ST's customers, suppliers, and / or competitors. It is therefore necessary, in line with Insider Trading Laws, for ST Personnel to refrain from using Non Public Material Information to trade in Securities (see Section 4.3).

The purpose of this policy (this "Policy") is to prevent the unlawful use of Non-Public Material Information by ST Personnel. Penalties for violation of Insider Trading Laws can be severe, for the person concerned and for ST. For example, an individual who trades in possession of, or assists a third party to trade in possession of, inside information can be subject in the U.S. to penalties of up to three times the profit gained or loss avoided, as well as to criminal penalties of up to US$ 5 million and twenty years' imprisonment. Also, under the U.S. rules, a company that fails to take appropriate steps to prevent illegal trading can be subject to civil penalties of US$ 1 million or more, as well as to criminal penalties of up to US$ 25 million. ST also maintains listings on Euronext Paris and the Borsa Italiana, meaning that the EU’s Market Abuse Regulation ("EU MAR"), which imposes additional and often stricter standards on the use and non-disclosure of Non-Public Material Information, applies. The UK and German market abuse rules will also be relevant to the trading in the securities of certain other companies within the scope of this policy (see Section 4.9.1). The image and reputation of ST can also be adversely affected if claims of unauthorized insider trading are brought against any members of its Supervisory Board, Managing Board or other ST Personnel.

2.ORGANIZATIONAL UNITS AFFECTED

This Policy applies to the members and professionals of the Supervisory Board, the members of the Managing Board and the Executive Committee, as well as to all employees of ST and its worldwide subsidiaries ("ST Personnel"), and to Associated Persons (as defined in section 4.6.4. below).

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3.POLICY STATEMENT

All ST personnel must comply with all applicable Insider Trading Laws and this Policy.

4.GENERAL PRINCIPLES

4.1"Non-Public Material Information"

For the purpose of this Policy, "Non-Public Material Information" includes:

oinformation of a "precise nature." Information is of a precise nature where it meets two tests: (1) it relates to (a) existing facts or circumstances; or (b) facts or circumstances that may be reasonably expected to occur; and (2) the information is specific enough to draw a conclusion about the possible effect of those facts or circumstances on the price of Securities;
orelating directly or indirectly to the Securities or to ST;
owhich has not been made public through a press release by ST (or where applicable third parties), or has otherwise become public; and
owhich, if it were made public, a reasonable investor would be likely to use as part of the basis of making investment decisions (ST personnel should assume this to be the case in relation to any non-public piece of information concerning the Securities or ST unless advised otherwise by the office of the Chief Compliance Officer).

Among other things, Non-Public Material Information may include: significant information about new products or technological breakthroughs, contracts, cyber security breaches, earnings estimates, changes in previously released earnings estimates, states of billings and bookings, mergers or acquisitions, high level management changes, litigation developments, changes in R&D funding or policy, joint ventures, IP development, budgets, long term plans, investment planning, sales of assets, dividends or stock splits or offerings, or other changes in capitalization structure or ownership. The office of the Chief Compliance Officer should be consulted concerning any doubts about whether or not specific information constitutes or may be considered "Non-Public Material Information".

4.2"Trade" or "Trading"

"Trade" or "Trading" shall mean acquiring, disposing of or conducting any other transactions on a person's own account or for the account of a third party, directly or indirectly, relating to Financial Instruments (including Securities). Cancellation of or amendment to a previously placed order concerning a Financial Instrument is considered to be Trading.

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For purposes of this Policy, the timing at which Trading shall be deemed to occur begins when acts or communications are made to initiate a transaction and continues until the owner of the Securities has no ability to exercise any subsequent influence over how, when, or whether the transaction is completed.

4.3"Securities"

"Securities" means: (i) any shares or other marketable Financial Instruments (see 4.4.4) issued by ST; (ii) any options, derivatives, convertibles, or other instruments giving rights to any shares or other marketable Financial Instruments issued by ST; or (iii) any Financial Instruments the price or value of which depends on any of the Financial Instruments referred to in (i) or (ii) above.

For the purposes of Section 4.9.1, Section 4.9.2 and Appendix 2 below, "Securities" also include (i) any Financial Instrument issued by a company for which the trading in securities is restricted by this policy (as further described in Section 4.9.1. below), or (ii) any Financial Instrument giving right to any Financial Instrument issued by a company for which the trading in securities is restricted by this policy (as further described in Section 4.9.1. below) ; or (iii) any Financial Instruments the price or value of which depends on any of the Financial Instruments referred to in (i) or (ii) above.

For the purposes of Section 4.5.4 and Appendices 2 and 3 below, "Securities" also include (i) any Financial Instruments issued by Certain Other Listed Companies; (ii) any Financial Instrument giving right to any Financial Instrument issued by Certain Other Listed Companies; or (iii) any Financial Instruments the price or value of which depends on any of the Financial Instruments referred to in (i) or (ii) above.

4.4Financial Instruments

"Financial Instruments" includes, but is not limited to, shares, bonds, options, futures, swaps, derivatives, and convertibles.

4.5Rules for All ST Personnel
4.5.1No Insider Trading

All ST Personnel are strictly prohibited from Trading or attempting to Trade Securities while in possession of Non-Public Material Information.

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4.5.2No Tipping

All ST Personnel are strictly prohibited from recommending or inducing another person to Trade in Securities on the basis of Non-Public Material Information ("tipping"). Tipping includes recommending or inducing another person to post, cancel or amend an order on the basis of Non-Public Material Information.

4.5.3No Unlawful Disclosure

All ST Personnel are strictly prohibited from disclosing Non-Public Material Information to any person (which may of itself amount to market abuse), except where the disclosure is made in the normal exercise of employment, profession or duties. Under U.S. laws, the onward disclosure of a tip (see Section 4.5.2) amounts to disclosure of Non-Public Material Information where the person disclosing the tip knows or ought to know that the tip was based on Non-Public Material Information. If, contrary to the above, any ST Personnel inadvertently discloses Non-Public Material information, such ST Personnel should immediately notify the office of the Chief Compliance Officer of such inadvertent disclosure. The office of the Chief Compliance Officer will, upon receiving such information, consider the nature and substance of such inadvertent disclosure and take appropriate actions to remedy such inadvertent disclosure.

4.5.4No Dealing in Certain Other Listed Companies

ST Personnel may also, from time to time, be prohibited from Trading in Securities relating to certain other companies (such companies being "Certain Other Listed Companies") if (i) the office of the Chief Compliance Officer has prohibited such ST Personnel from doing so, regardless of whether such ST Personnel possesses Non-Public Material Information in relation to those companies, or (ii) if such ST Personnel is in possession of information about an upcoming material transaction between ST and such company.

In addition, all ST Personnel are strictly prohibited from Trading, tipping or unlawfully disclosing Non-Public Material Information in Securities relating to Certain Other Listed Companies on the basis of Non-Public Material Information obtained through the exercise of their employment, profession or in connection with their duties for ST.

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4.6ST Insiders

There are two categories of insiders: "Permanent Insiders" (see Section 4.6.1) and "Occasional Insiders" (see Section 4.6.2) (Permanent Insiders and Occasional Insiders together, "ST Insiders").

The office of the Chief Compliance Officer will keep a list of Permanent Insiders and, as and when necessary, a list of Occasional Insiders (collectively, the "Insider Lists") and has in place processes to generate such Insider Lists as required.

As required by applicable laws, each Insider List includes the following details of individuals who have access to Non-Public Material Information:
oFirst name(s) and surname(s), as well as birth surname(s) of each ST Insider;
oProfessional telephone number(s);
oFunction and reason for being insider;
oFor Permanent Insiders, the date and time at which the ST Insider was included in the Permanent Insider section. For Occasional Insiders, the date and time at which an ST Insider obtained access to Non-Material Public Information;
oFor Occasional Insiders, the date and time at which an ST Insider ceased to have access to Non-Public Material Information;
oDate of birth;
oNational identification number;
oPersonal telephone numbers; and
oPersonal full home address.

Permanent Insiders and Occasional Insiders are responsible for ensuring that the office of the Chief Compliance Officer has updated information in relation to the above details. ST Insiders may be required to provide certain personal information for inclusion in the list of ST Insiders, as required by applicable laws.

4.6.1 Permanent Insiders

Permanent Insiders are ST Personnel who, through the exercise of employment, profession or in connection with their duties with ST, have frequent or periodic access to Non-Public Material Information, in particular as a result of participation in decisions,

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presentations, meetings, informal discussions or observations, access to communications, materials or databases, or access to third party confidential information.

A list of Permanent Insiders, or functions representing Permanent Insiders, is attached as Exhibit A hereto.

4.6.2 Occasional Insiders

Occasional Insiders are persons other than Permanent Insiders who, through the exercise of employment, profession or in connection with their duties for ST, are likely to be, from time to time, in possession of Non-Public Material Information as a result of their involvement in a particular deal or event. For example, Occasional Insiders may include: (i) Group Vice Presidents, Business Unit directors and / or managers and their direct reports; or (ii) persons who become aware or involved in confidential projects relating to mergers, acquisitions, divestitures, restructurings, and important technology developments, including legal and financial advisors.

4.6.3 Updates and Format of Insider Lists

Insider Lists will be established and maintained as necessary by the office of the Chief Compliance Officer. The list of Permanent Insiders shall be reviewed by the office of the Chief Compliance Officer with the Executive Committee as often as necessary and at least once a year. The Insider Lists shall also be reviewed by the office of the Chief Compliance Officer promptly after any change occurs, including where there is a change in the reason for including an ST Insider on the relevant Insider List, where there is a new ST Insider who has access to Non-Material Public Information and where an ST Insider ceases to have access to Non-Material Public Information.

4.6.4 Associated Persons

For the purposes of this Policy, any Trading by the spouse, domestic partner, children, or certain other relatives of an ST Insider, as well as any trust, corporation, or other association or entity controlled by an ST Insider, as defined as a 'person closely associated' under EU MAR (each an "Associated Person"), is deemed to be Trading by such ST Insider.

4.6.5 Information and Acknowledgement

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Each ST Insider will periodically be required to sign a form of acknowledgement certifying that he or she has received, read, and understood this Policy, and is aware of the legal and regulatory duties in relation to Non-Public Material Information and of the potential sanctions applicable to insider dealing and unlawful disclosure of Non-Public Material Information including completing and signing the form attached as Appendix 2 or Appendix 3 hereto.

ST Insiders may be required to provide certain personal information for inclusion in the list of ST Insiders, as required by applicable laws.

Any ST Personnel who has a doubt about whether he or she, or a person or entity associated with them, qualifies as an ST Insider, or an Associated Person, should contact the office of the Chief Compliance Officer.

Any ST Personnel, other than a Permanent Insider, who has doubt or questions about whether he or she is in possession of Non-Public Material Information and whether, as such, he or she may qualify as an Occasional Insider should contact the office of the Chief Compliance Officer.

4.7Blackout and Open Window Periods

To help prevent inadvertent violations, and reduce the risk of an appearance of an improper transaction, Trading in Securities by ST Personnel (including ST Insiders) is prohibited during certain defined periods of time ("Blackout Periods"), and Trading by ST Insiders is otherwise restricted except during certain Open Window Periods subject to the requirements of the "Pre-Clearance" procedures described below.

4.7.1 Blackout Period for ST Personnel

4.7.1.1PREDEFINED BLACKOUT PERIODS FOR ST PERSONNEL

ST Personnel are PROHIBITED from Trading in Securities during the period starting thirty days prior to the end of each fiscal quarter, according to ST's accounting procedures, and ending after the first business day following the publication by ST of its quarterly and annual results.

4.7.1.2ADDITIONAL BLACKOUT PERIODS FOR OCCASIONAL INSIDERS

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Specific ST Personnel may also be PROHIBITED from Trading in Securities during additional Blackout Periods identified in writing to such ST Personnel by the office of the Chief Compliance Officer or its substitute.

4.7.2 Open Window Periods for ST Insiders and Pre-Clearance Procedures

4.7.2.1OPEN WINDOW PERIODS

ST Insiders are permitted to Trade in Securities during four defined periods of time each year that begin on the second business day following the release by ST of its quarterly, semi-annual and annual financial results and end at the start of the first day of the following Blackout Period ("Open Window Period"), provided that such ST Insider (i) is not prohibited from Trading in Securities during such Open Window Period pursuant to a communication received from the office of the Chief Compliance Officer pursuant to Section 4.7.1.2 above, and (ii) complies with the Pre-Clearance Procedure described in Section 4.7.2.2 below.

4.7.2.2PRE-CLEARANCE PROCEDURE

Prior to initiating Trading of any quantity of Securities, an ST Insider must: (i) send a signed Pre-Clearance Form (in the form attached as Appendix 1 to this Policy) to the office of the Chief Compliance Officer (which, amongst others, confirms in writing to the office of the Chief Compliance Officer that he or she is not in possession of any Non-Public Material Information), and (ii) obtain a pre-clearance form from the office of the Chief Compliance Officer authorizing the requested Trading (the "Pre-Clearance").

The office of the Chief Compliance Officer will endeavour to respond to a request for a Pre-Clearance as soon as reasonably possible and in no event later than by the end of business on the next business day after the day of such request. The office of the Chief Compliance Officer may in its discretion refuse a request for Pre-Clearance if in its reasonable opinion there is good reason to believe that the timing of the proposed Trading is inappropriate in light of this Policy and / or Insider Trading Laws. The office of the Chief Compliance Officer will endeavour to reasonably explain any denial of Pre-Clearance upon request. In the event a Pre-Clearance is required by the Chief Compliance Officer it shall be requested from the office of the General Counsel which shall act in substitute for the office of the Chief Compliance Officer in applying this Policy.

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4.7.2.3VALIDITY OF PRE-CLEARANCE

A Pre-Clearance is valid for Trading that occurs before the end of three full business days after the date of delivery of Pre-clearance obtained from the Office of the Chief Compliance Officer, and is limited to the specific anticipated Trading identified in the Pre-clearance delivered by the office of the Chief Compliance Officer. If irrevocable instructions for Trading as described in the Pre-Clearance Form are not issued by the requesting ST Insider before the end of the aforementioned three-day period, the Pre Clearance will be deemed to have expired and the ST Insider must re-start the Pre-Clearance Procedure described in Section 4.7.2.2 above.

For avoidance of doubt, after obtaining Pre-Clearance and at all times, an ST Insider shall remain responsible for ensuring that no Trading is made while he or she is in possession of Non-Public Material Information and, if he or she is in doubt at the moment of initiating the Pre-Clearance Procedure described in Section 4.7.2.2 above, then he or she must raise the issue with the office of the Chief Compliance Officer at such time.

4.7.3 Exceptions

If an ST Insider initiates the Pre-Clearance Procedure described in Section 4.7.2.2 during a Blackout Period for exceptional reasons (e.g., medical condition, family issue, etc.), and the office of the Chief Compliance Officer is willing to authorize the Trading but for it occurring during a Blackout Period, then the office of the Chief Compliance Officer will consult with the Company's senior human resources officer and they together, in their sole discretion, will determine whether to grant the Pre-Clearance exception. The office of the Chief Compliance Officer will endeavour to respond to a request for a Pre-Clearance exception as soon as reasonably possible.

The office of Chief Compliance Officer may exceptionally allow Trading during a Blackout Period through prior consent in writing where such Trade would otherwise be permitted by applicable laws and regulations.

Any exception granted pursuant to this Section 4.7.3 shall be simultaneously reported by the Chief Compliance Officer to the Chair of the ST Audit Committee.

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4.8Additional Rules for Certain Executives

4.8.1 Notifications by Persons Discharging Managerial Responsibility ("PDMRs") and their Associated Persons

A PDMR is a person who is: (a) a member of the Supervisory Board, Management Board and Executive Committee; or (b) any senior executive who is not a member of the bodies set out in (a) but who has regular access to Non-Public Material Information relating directly or indirectly to ST and has the power to take managerial decisions affecting the future development and business prospects of ST.
In addition to the other procedures described in this Policy, PDMRs and their Associated Persons (see Section 4.6.4) must, immediately upon conducting a transaction in Securities conducted by him or her or on his or her account, notify the office of the Chief Compliance Officer. A copy of the form of notification to the AMF is included at the end of this policy as Appendix 5. The office of the Chief Compliance Officer will make the required disclosure to competent authorities on behalf of the PDMR and/ or their Associated Person as soon as reasonably possible after receiving a notification from the PDMR.

4.8.2 Additional notifications by members of the Supervisory Board and Managing Board

In addition to the other procedures described in this Policy (including notifications by PDMRs and their Associated Persons as set out in Section 4.8.1), Article 5:48 of the Dutch Financial Markets Supervision Act (Wet op het financiee/ toezicht) ("DFSA") requires each member of the Supervisory Board and the Managing Board to notify the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiele Markten) ("AFM"):

■without delay, of each change in the number and / or type in his or her share and / or voting interest in ST. In this context, "share" also includes rights to obtain shares such as employee stock options. A change in the type of interest will, for example, occur if an option is exercised and consequently shares are obtained; and
■within two weeks of the appointment of a member, his or her holding of the shares and / or voting rights in ST.

The office of the Chief Compliance Officer will make the above disclosures on behalf of the members of the respective boards as soon as reasonably possible after receiving a notification from a member.

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4.8.3Other rules relating to PDMRs

Each PDMR must instruct any person arranging or executing transactions on their behalf, such as an individual portfolio manager, to timely inform them of any transaction or change that is notifiable under Sections 4.8.1 and 4.8.2.

Each PDMR must inform the office of the Chief Compliance Officer of all persons that are Associated Persons of that PDMR (see Section 4.6.4) and any changes in that respect.

Each PDMR must inform their Associated Persons in writing of their duty to notify the competent authorities and the office of the Chief Compliance Officer. Each PDMR must keep a copy of the written notification to their Associated Persons. A copy of this form of written notification to the Associated Persons is included at the end of this policy as Appendix 4.

4.9Further Restrictions and Compliance

4.9.1Further Restrictions in Trading of shares by Permanent Insiders

All Permanent Insiders are prohibited from Trading in the Securities of certain companies, a listing of which is circulated to Permanent Insiders from time to time, except where such Trading occurs following the transfer by the Permanent Insider of the fully discretionary management of the Securities to an independent third party by means of a written mandate agreement, a copy of which shall be provided to the office of the Chief Compliance Officer.

4.9.2Disclosure of Information
4.9.2.1INFORMING CHIEF COMPLIANCE OFFICER ON TRADING

Notwithstanding any other provisions of this Policy, all ST Insiders are required to timely disclose to the office of the Chief Compliance Officer any Trading in Securities.

4.9.2.2DISCLOSURE TO AUTHORITIES

The office of the Chief Compliance Officers will make required disclosures to and filings with regulatory authorities that may identify ST Personnel and third parties that have (i) Traded in Securities, and (ii) who have had access to Non Public Material Information.

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4.9.3Compliance
In support of compliance with this Policy, ST Insiders may, from time to time, be required to complete and sign the form attached as Appendix 2 or Appendix 3 hereto.

4.9.4Violation of this Policy
The provisions and principles included in this Policy are mandatory. Any violation of this Policy will result in appropriate disciplinary measure(s), up to and including termination of employment.

4.9.5Inquiries
Inquiries as to any of the matters discussed in this Policy should be directed to the office of the Chief Compliance Officer.

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APPENDIX 1:

PRE-CLEARANCE FORM

REQUEST FOR PRE-CLEARANCE TO TRADE IN SECURITIES PURSUANT TO ST'S INSIDER TRADING POLICY

To:    Office of the Chief Compliance
Officer e-mail: [Reserved]

From:
(name)

(signature)

Date:          Time:

I confirm I am not in possession of any Non-Public Material Information and I hereby request pre-clearance for myself (or Associated Person) to execute the following transaction relating to Securities:

Type of Transaction (check one, as applicable)
PURCHASE of Securities    □
SALE of Securities    □

Note:
The definitions of "Securities", "Non-Public Material Information," "Associated Person" and "Trading" are set out in the Insider Trading Policy.

Please indicate the amount of Securities involved in transaction (if over 1,000 Securities):

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________________________________________________________________________________________

Office of the Chief Compliance Officer

Pre-Clearance issued by:

Date:
Time:

In accordance with the Insider Trading Policy, the above Pre-Clearance is valid only with respect to irrevocable instructions for Trading in Securities given before the end of three full business days after the above date that Pre-Clearance is issued.

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APPENDIX 2:
FORM OF CERTIFICATE OF COMPLIANCE BY PERMANENT INSIDER

I, the undersigned, hereby confirm that neither I nor any Associated Person of mine have since _____, purchased or sold any Securities, including any instrument, bond, option or other title granting a right to acquire any Securities.

I, the undersigned, hereby also confirm that I have received, read and understood the Insider Trading Policy and that I am aware of the legal and regulatory duties of being a Permanent Insider and of the sanctions applicable to insider dealing and the unlawful disclosure of Non-Public Material Information. I, the undersigned, hereby consent to the disclosure of any Insider List in which I am included to any applicable regulator or authority.

Note:
The definitions of "Associated Person," "Securities," "Permanent Insider" and "Non-Material Public Information" are set out in the Insider Trading Policy.

I understand that the above declaration is not required where transactions concerning any of the above Securities are made through a listed investment fund, in which I or an Associated Person of mine are an investor or if such transaction follows the transfer of discretionary management of my Securities portfolio to an independent third party by means of a written mandate agreement.

Date:
Signature:
Printed Name:

If for any reason you are unable to sign the aforementioned confirmation, please explain why
1.Transaction with Pre-Clearance pursuant to Form A request and approval Yes ()*No () *Please provide date of approval

2.Transaction consists of an authorized exercise or issuance of ST Stock Options / Stock Awards Yes ( )* No ( ) *Please provide date of transaction
3.The fully discretionary management of my Securities portfolio has been entrusted by me to an independent third party

Name: [] by means of a written mandate dated: []
Other reason: (Please explain)

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APPENDIX 3:

FORM OF CERTIFICATE OF COMPLIANCE BY OCCASIONAL INSIDER

I, the undersigned hereby confirm that neither I nor any Associated Person of mine have since _________ purchased, sold or otherwise traded any Securities, or any instrument (bond, option or other title) granting a right to acquire Securities. I, the undersigned, hereby also confirm that I have received, read and understood the Insider Trading Policy and that I am aware of the legal and regulatory duties of being a Permanent Insider and of the sanctions applicable to insider dealing and the unlawful disclosure of Non-Public Material Information. I, the undersigned, hereby consent to the disclosure of any Insider List in which I am included to any applicable regulator or authority.

Date:
Signature:
Printed Name:

Note
The definitions of "Associated Person," "Securities," "Permanent Insider" and "Non-Material Public Information" are set out in the Insider Trading Policy.

If for any reason you are unable to sign the aforementioned confirmation, please explain why.

1. Transaction pre-clearance pursuant to Form A request and approved Yes ( )* No ( )
*Please provide date of approval

2. Transaction consists in an authorized exercise of ST Stock Options / Stock Awards : Yes ( )* No ( )
*Please provide date of transaction

3. Other reason: Please explain

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APPENDIX 4:

FORM OF PDMR NOTIFICATION TO ASSOCIATED PERSONS

To: [Name and address of Associated Person]

[Date]

Dear [Name of Associated Person],

Restrictions and notification obligations with respect to ST

I am a person discharging managerial responsibility ("PDMR") in relation to STMicroelectronics NV. ("ST"). For the purposes of the Market Abuse Regulation ("MAR"), you are a person closely associated with me ("Associated Person"). I am required to notify you of certain obligations to which you are subject under the Market Abuse Regulation.

This notice is a summary and is not exhaustive. Attached to this notice is the ST Insider Trading Policy. Please read carefully the sections detailing the dealing restrictions and additional rules for PDMRs and Associated Persons. Neither this notice nor the Policy are to be used as a substitute for specific legal advice. If you have any questions regarding this notice, please contact [compliance department].

1.Notification obligation

You are required, as an Associated Person, to notify ST and the Autoriteit Financiële Markten ("AFM") in writing of all transactions above the annual de minimis threshold of EUR 20,000 conducted on your own account in Securities. "Securities" are defined in the ST Insider Trading Policy.

Under MAR, your notification to ST and to the AFM must be made promptly and no later than three business days after the date of the transaction. ST, however, requires the notification from you to be made to it immediately and in any event within one business day of the day on which the transaction occurred, in order to allow time for ST to coordinate with you on the notification to the AFM. Under the law, you remain responsible for your own notifications even if you comply with this coordination procedure.

2.Dealing restrictions

You are subject to the restrictions on dealing detailed in the ST Insider Trading Policy. In summary, you are not permitted to transact in Securities (as defined in the Policy) during certain periods and may be restricted by pre-clearance procedures during other periods. Exceptions will be made only in exceptional circumstances with the written consent of the [compliance officer]. It is accordingly expected that the notification obligations set out above will not arise, or will arise only rarely, in practice.

Yours sincerely,

………………………………………………………
[Name of PDMR]

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APPENDIX 5:

AFM notification form MAR 19 – Managers Transactions

[Note – to be mailed to melden@afm.nl ]

1.	Details of the person discharging managerial responsibilities/person closely associated
a)	Name For natural persons: the first name and the last name(s). For legal persons: full name including legal form as provided for in the register where it is incorporated, if applicable.
2.	Reason for the notification
a)
Position/ status
For persons discharging managerial responsibilities: the position occupied within the issuer, emission allowances market participant/auction platform/auctioneer/auction monitor should be indicated, e.g. CEO, CFO.

For persons closely associated,
-An indication that the notification concerns a person closely associated with a person discharging managerial responsibilities;
- Name and position of the relevant person discharging managerial responsibilities.

b)	Initial notification/ correction Indication that this is an initial notification or a correction to prior notifications. In case of correction, explain the error that this notification is correcting.

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3.	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name Full name of the entity
b)	LEI Legal Entity Identifier code in accordance with ISO 17442 LEI code.
4.	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Indication as to the nature of the instrument: -a share, a debt instrument, a derivative or a financial instrument linked to a share or a debt instrument; -an emission allowance, an auction product based on an emission allowance or a derivative relating to an emission allowance.	1.
		2.
		3.
		4.
		5.
		6.
	Instrument identification code (ISIN)	1.
		2.
		3.
		4.
		5.
		6.

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b)	Nature of the transaction (i.e. buy, sell, subscription of exchange,…) Description of the transaction type using, where applicable, the type of transaction identified in Article 10 of the Commission Delegated Regulation (EU) 2016/522(1) adopted under Article 19(14) of Regulation (EU) No 596/2014 or a specific example set out in Article 19(7) of Regulation (EU) No 596/2014.	1.
		2.
		3.
		4.
		5.
		6.
	Transaction is linked to the exercise of a share option programme? Yes/ No	1.
		2.
		3.
		4.
		5.
		6.

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c)
Price(s) and volume(s)

Where more than one transaction of the same nature (i.e. buy, sell, subscription of exchange,…) on the same financial instrument or emission allowance are executed on the same day and on the same place of transaction, prices and volumes of these transactions shall be reported in this field, in a two columns form as presented above, inserting as many lines as needed.
		Price (Prices)	Volume(s)
1.

2.

3.

4.

5.

6.

d)
Aggregated information:
-Aggregated volume
-Price

The volumes of multiple transactions are aggregated when these transactions:
-relate to the same financial instrument or emission allowance;
-are of the same nature;
-are executed on the same day; and
-are executed on the same place of transaction.

Price information:
-In case of a single transaction, the price of the single
		Volume (aggregated)	Price (weighted average price)
1.
2.
3.
4.
5.
6.

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transaction; -In case the volumes of multiple transactions are aggregated: the weighted average price of the aggregated transactions.
e)	Date of the transaction Date of the particular day of execution of the notified transaction. Using the ISO 8601 date format: YYYY-MM-DD	1.
2.
3.
4.
5.
6.
f)
Trading venue/ platform (!) of the transaction

Name and code to identify the MiFID trading venue, the systematic internaliser or the organised trading platform outside of the Union where the transaction was executed as defined under Commission Delegated Regulation supplementing Regulation (EU) No 600/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the reporting of transactions to competent authorities adopted under Article 26 of Regulation (EU) No 600/2014, or if the transaction was not executed on any of the above mentioned venues, please mention ‘outside a trading venue.
1.
2.
3.
4.
5.
6.

Remarks:

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Exhibit A
LIST OF PERMANENT INSIDERS

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